UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2019

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On July 31, 2019, Bright Mountain Media, Inc. entered into two agreements with Spartan Capital Securities, LLC, a broker-dealer and member of FINRA (“Spartan Capital”), including:

●	an Amended and Restated M&A Advisory Agreement (the “Amended M&A Agreement) which amended and restated the five year M&A Advisory Agreement with Spartan Capital which was effective September 28, 2018. Under the terms of the original agreement, Spartan Capital agreed to provide consulting services to us related to potential mergers or acquisitions, including candidates, valuations and transaction terms and structures. As compensation, we previously paid Spartan Capital a cash fee of $500,000. Under the terms of the Amended M&A Agreement, which will become effective following the date on we receive at least $1.5 million proceeds from a private placement of our securities, net of all commissions and expenses which may be payable to Spartan Capital (the “Financing Contingency”), the term of the agreement was extended to expire 60 months from the effective date of the Amended M&A Agreement and provides for the payment of an additional $250,000 cash compensation to Spartan Capital; and

●	an amendment (the “Finder’s Agreement Amendment”) to the Finder’s Agreement with Spartan Capital which was effective on November 30, 2018, pursuant to which Spartan Capital was previously paid a non-refundable cash fee of $160,000. The Finder’s Agreement Amendment, which will become effective following the satisfaction of the Financing Contingency, provides for the following additional compensation to Spartan Capital: (i) a cash fee of $190,000, which is payable even if the pending merger with Slutzky & Winshman, Ltd. (“S&W”) does not close, and (ii) if the pending merger with S&W closes, a cash fee of $190,000 and such number of shares of our common stock (the “Finder’s Shares”) as shall equal 5% of the total consideration tendered to the shareholders of S&W by us, other than the Finder’s Shares, with such shares to be valued at the volume weighted average price of the common stock on the principal exchange or market on which our common stock is traded for the 10 trading days preceding the closing.

The foregoing descriptions of the terms and conditions of the Amended M&A Agreement and the Finder’s Agreement Amendment are qualified in their entirety by reference to agreements which are filed as Exhibit 10.1 and 10.2, respectively, to this report.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
10.1	Amended and Restated M&A Advisory Agreement dated July 31, 2019 by and between Bright Mountain Media, Inc. and Spartan Capital Securities, LLC				Filed
10.2	Amendment dated July 31, 2019 to Finder’s Fee Agreement by and between Bright Mountain Media, Inc. and Spartan Capital Securities, LLC				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2019	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer